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                                                                    EXHIBIT 3.1

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION


Personnel Group of America, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Personnel Group of America, Inc. resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          Resolved, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV(a)" so that, as amended, said Article shall be and read as follows: "See Exhibit A attached hereto."

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.


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In Witness Whereof, said Personnel Group of America, Inc. has caused this certificate to be signed by Edward P. Drudge, its President, and Ken R. Bramlett, Jr., its Secretary, this 1st day of June, 1997.


                                         By:      Edward P. Drudge, President
                                                 -----------------------------
                                                          President


                                         Attest:  Ken R. Bramlett, Jr.
                                                 -----------------------------
                                                          Secretary


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                                    EXHIBIT A

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION


      Paragraph (a) of Article IV of the Company's Restated Certificate of Incorporation shall be amended and restated in its entirety by deleting the current text of such paragraph (a) of Article IV and replacing it with the following:



                "(a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, and the aggregate par value of all such shares which are to have a par value is One Million (1,000,000). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares, and the par value of each share of Preferred Stock is One Cent ($0.01). The total number of shares of Common Stock which the Corporation shall have the authority to issue is Ninety-Five Million (95,000,000) shares, and the par value of each share of Common Stock is One Cent ($0.01)."



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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        PERSONNEL GROUP OF AMERICA, INC.


         It is hereby certified that:

         The present name of the corporation (hereinafter called the "Corporation") is Personnel Group of America, Inc., which is the name under which the Corporation was originally incorporated; the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware was July 7, 1995, and the date of filing of the original restated certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware was July 28, 1995.

         FIRST: The certificate of incorporation of the Corporation is hereby amended and restated to read as follows:

                                    ARTICLE I

         The name of the Corporation is Personnel Group of America, Inc.


                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.


                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                                   ARTICLE IV

         (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, and the aggregate par value of all shares which are to have a par value is Two Hundred Fifty Thousand Dollars ($250,000). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares, and the par value of each share of Preferred Stock is One Cent ($0.01). The total number of shares of Common Stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, and the par value of each share of Common Stock is One Cent ($0.01).

         (b) The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

         (c) The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                    ARTICLE V

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind Bylaws of the Corporation.


                                   ARTICLE VI

         The Board of Directors shall have that number of Directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or Stockholders of the Corporation.


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                                   ARTICLE VII

         The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the initial directors of the Corporation shall each be assigned to a class at the time of their election, and the directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following September 30, 1995, the directors assigned to Class II shall serve for a term ending on the date of the second annual meeting next following September 30, 1995, and the directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following September 30, 1995.

         In the event of any increase or decrease in the number of directors,
(a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article, as applied to the new number of directors.

         Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.


                                  ARTICLE VIII

         Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                   ARTICLE IX

         No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent.


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                                    ARTICLE X

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.


                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE XII

         Each reference in this Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.


                                  ARTICLE XIII

         A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XIII shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

         If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall be



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prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE XIV

         The name and mailing address of the incorporator is:

                                         Ilona F. Bush
                                         LATHAM & WATKINS
                                         633 West Fifth Street, Suite 4000
                                         Los Angeles, California 90071


         SECOND: The amendment and restatement of the restated certificate of incorporation herein certified have been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Personnel Group of America, Inc., pursuant to the General Corporation Law of the State of Delaware, has caused this restated certificate of incorporation to be signed by Edward P. Drudge, Jr., its Chairman and Chief Executive Officer, on this 23rd day of August 1995.

                                PERSONNEL GROUP OF AMERICA, INC.


                                By:    /s/ Edward P. Drudge Jr.
                                       ------------------------------------
                                Name:  Edward P. Drudge, Jr.
                                Title: Chairman and Chief Executive Officer


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